UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2010

TaxMasters, Inc.
(Exact name of registrant specified in charter)

Nevada	33-11986-LA	91-2008803
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Town & Country Lane, Suite 400, Houston, TX	77024
(Address of principal executive offices)	(Zip Code)

(281) 497-5937
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

TaxMasters, Inc. (OTCBB:   TAXS) has held discussions for a potential business arrangement with one of its competitors, JK Harris & Company, a privately held tax representation firm based in Goose Creek, South Carolina.  The nature and terms of such potential business arrangement are still under negotiation, as discussions are on-going and there is no guarantee that any business arrangement will result from such discussions.

Forward-Looking Information

This communication may contain forward-looking statements.  Such forward-looking statements include all statements other than those made solely with respect to historical fact. Examples of forward-looking statements in this communication include references to our discussions with JK Harris & Company. Forward-looking statements are only predictions and are not guarantees of performance. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to (1) the occurrence of any event, change or other circumstance that could cause the negotiations to cease and (2) other factors described in TaxMasters’ filings with the Securities and Exchange Commission (“SEC”), including its reports on Forms 10-K, 10-Q and 8-K.   TaxMasters undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future results or otherwise

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 27th day of July 2010.

TAXMASTERS, INC.

By:	/s/ Ernest M. Palla
Name: Ernest M. Palla
Title: Acting General Counsel and Secretary

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